EXHIBIT 32.1

Certification

Pursuant to 18 U.S.C. Section 1350

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Novelis Inc. (Novelis), hereby certifies that Novelis’ Annual Report on Form 10-K for the year ended March 31, 2012 (Report) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Novelis.

/s/ Philip Martens
Philip Martens
President and Chief Executive Officer (Principal Executive Officer)

Date: May 24, 2012

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of this report.

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